                                                                       EXHIBIT 1



                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                          FRACTAL DESIGN CORPORATION

                            ROOK ACQUISITION CORP.

                                      AND

                                METATOOLS, INC.



                        DATED AS OF FEBRUARY  11, 1997

                               TABLE OF CONTENTS

                                                                                    PAGE
                                                                                    ----
ARTICLE I THE MERGER...............................................................    2
    1.1   The Merger...............................................................    2
    1.2   Effective Time; Closing..................................................    2
    1.3   Effect of the Merger.....................................................    2
    1.4   Articles of Incorporation; Bylaws........................................    3
    1.5   Directors and Officers...................................................    3
    1.6   Effect on Capital Stock..................................................    3
    1.7   Dissenting Shares........................................................    4
    1.8   Surrender of Certificates................................................    5
    1.9   No Further Ownership Rights in Fractal Common Stock......................    6
    1.10  Lost, Stolen or Destroyed Certificates...................................    6
    1.11  Tax and Accounting Consequences..........................................    7
    1.12  Taking of Necessary Action; Further Action...............................    7

ARTICLE II REPRESENTATIONS AND WARRANTIES OF FRACTAL...............................    7
    2.1   Organization of Fractal..................................................    7
    2.2   Fractal Capital Structure................................................    8
    2.3   Obligations With Respect to Capital Stock................................    8
    2.4   Authority................................................................    9
    2.5   SEC Filings; Fractal Financial Statements................................   10
    2.6   Absence of Certain Changes or Events.....................................   11
    2.7   Tax......................................................................   11
    2.8   Title to Properties; Absence of Liens and Encumbrances...................   12
    2.9   Intellectual Property....................................................   12
    2.10  Compliance; Permits; Restrictions........................................   13
    2.11  Litigation...............................................................   13
    2.12  Brokers' and Finders' Fees...............................................   14
    2.13  Employee Benefit Plans...................................................   14
    2.14  Employees; Labor Matters.................................................   14
    2.15  Environmental Matters....................................................   15
    2.16  Agreements, Contracts and Commitments....................................   15
    2.17  Pooling of Interests.....................................................   16
    2.18  Change of Control Payments...............................................   16
    2.19  Statements; Proxy Statement/Prospectus...................................   16
    2.20  Board Approval...........................................................   17
    2.21  Fairness Opinion.........................................................   17

ARTICLE III REPRESENTATIONS AND WARRANTIES OF METATOOLS AND MERGER SUB.............   17
    3.1   Organization of..........................................................   18
    3.2   MetaTools and Merger Sub Capital Structure...............................   18
    3.3   Obligations With Respect to Capital Stock................................   19

                               TABLE OF CONTENTS
                                  (continued)

                                                                                    PAGE
                                                                                    ----
    3.4   Authority................................................................   19
    3.5   Section 203 of the Delaware General Corporation Law Not Applicable.......   21
    3.6   SEC Filings; MetaTools Financial Statements..............................   21
    3.7   Absence of Certain Changes or Events.....................................   22
    3.8   Tax Returns and Audits...................................................   22
    3.9   Title to Properties; Absence of Liens and Encumbrances...................   23
    3.10  Intellectual Property....................................................   23
    3.11  Compliance; Permits; Restrictions........................................   24
    3.12  Litigation...............................................................   24
    3.13  Brokers' and Finders' Fees...............................................   24
    3.14  Employee Benefit Plans...................................................   25
    3.16  Environmental Matters....................................................   25
    3.17  Agreements, Contracts and Commitments....................................   26
    3.18  Pooling of Interests.....................................................   27
    3.19  Change of Control Payments...............................................   27
    3.20  Statements; Proxy Statement/Prospectus...................................   27
    3.21  Board Approval...........................................................   28
    3.22  Fairness Opinion.........................................................   28

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.....................................   28
    4.1   Conduct of Business......................................................   28

ARTICLE V ADDITIONAL AGREEMENTS....................................................   30
    5.1   Proxy Statement/Prospectus; Registration Statement; Other Filings; Board
          Recommendations..........................................................   30
    5.2   Meetings of Shareholders and Stockholders................................   31
    5.3   Confidentiality; Access to Information...................................   32
    5.4   No Solicitation..........................................................   32
    5.5   Public Disclosure........................................................   35
    5.6   Legal Requirements.......................................................   35
    5.7   Third Party Consents.....................................................   36
    5.8   Notification of Certain Matters..........................................   36
    5.9   Best Efforts and Further Assurances......................................   36
    5.10  Stock Options and Employee Benefits......................................   36
    5.11  Form S-8.................................................................   38
    5.12  Indemnification and Insurance............................................   38
    5.13  NMS Listing..............................................................   38
    5.14  MetaTools Affiliate Agreement............................................   38
    5.15  Fractal Affiliate Agreement..............................................   39
    5.16  Regulatory Filings; Reasonable Efforts...................................   39
    5.17  Board of Directors of the Combined Company...............................   39
    5.19  Increase in Authorized Shares............................................   39


                               TABLE OF CONTENTS
                                  (continued)

                                                                                    PAGE
                                                                                    ----
ARTICLE VI CONDITIONS TO THE MERGER................................................   40
    6.1   Conditions to Obligations of Each Party to Effect the Merger.............   40
    6.2   Additional Conditions to Obligations of Fractal..........................   41
    6.3   Additional Conditions to the Obligations of MetaTools and Merger Sub.....   41

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER......................................   42
    7.1   Termination..............................................................   42
    7.2   Notice of Termination; Effect of Termination.............................   43
    7.3   Fees and Expenses........................................................   44
    7.4   Amendment................................................................   46
    7.5   Extension; Waiver........................................................   46

ARTICLE VIII GENERAL PROVISIONS....................................................   46
    8.1   Non-Survival of Representations and Warranties...........................   46
    8.2   Notices..................................................................   46
    8.3   Interpretation; Knowledge................................................   47
    8.4   Counterparts.............................................................   47
    8.5   Entire Agreement; Third Party Beneficiaries..............................   47
    8.6   Severability.............................................................   48
    8.7   Other Remedies; Specific Performance.....................................   48
    8.8   Governing Law............................................................   48
    8.9   Rules of Construction....................................................   48
    8.10  Assignment...............................................................   48

                               INDEX OF EXHIBITS
                               -----------------


Exhibit A-1    Form of Fractal Voting Agreement

Exhibit A-2    Form of MetaTools Voting Agreement

Exhibit B-1    Form of MetaTools Stock Option Agreement

Exhibit B-2    Form of Fractal Stock Option Agreement

Exhibit C-1    Form of MetaTools Affiliate Agreement

Exhibit C-2    Form of Fractal Affiliate Agreement

Exhibit D      Form of Noncompetition Agreement

                     AGREEMENT AND PLAN OF REORGANIZATION


     This AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is made and entered into as of February 11, 1997, among MetaTools, Inc., a Delaware corporation ("METATOOLS"), Rook Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of MetaTools ("MERGER SUB"), and Fractal Design Corporation, a California corporation ("FRACTAL").

                                    RECITALS
                                    --------

     A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2 below) and in accordance with the California General Corporation Law ("CALIFORNIA LAW"), MetaTools and Fractal intend to enter into a business combination transaction to pursue their long-term business strategies.

     B. Immediately upon the effectiveness of the Merger (as defined in Section 1.1), the Board of Directors of the combined company would consist of nine (9) members, with designees of Fractal to hold three (3) of such seats. It is also contemplated that the senior management of the combined company would consist of senior management from both Fractal and MetaTools.

     C. The Board of Directors of Fractal (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Fractal and fair to, and in the best interests of, Fractal and its shareholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the shareholders of Fractal adopt and approve this Agreement and approve the Merger.

     D. The Board of Directors of MetaTools (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of MetaTools and fair to, and in the best interests of, MetaTools and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of MetaTools vote to approve the issuance of shares of MetaTools Common Stock (as defined below) to the shareholders of Fractal pursuant to the terms of the Merger.

     E. Concurrently with the execution of this Agreement, and as a condition and inducement to MetaTools's willingness to enter into this Agreement, the Chief Executive Officer of Fractal and certain other affiliates of Fractal shall enter into Voting Agreements in substantially the form attached hereto as

Exhibit A-1 (the "FRACTAL VOTING AGREEMENTS").  Concurrently with the execution
-----------
of this Agreement, and as a condition and inducement to Fractal's willingness to enter into this Agreement, the Chief Executive Officer of MetaTools and certain other affiliates of MetaTools shall enter into Voting Agreements in substantially the form attached hereto as Exhibit A-2 (the "METATOOLS VOTING
                                          -----------
AGREEMENTS").

     F. Concurrently with the execution of this Agreement, and as a condition and inducement to Fractal's and MetaTools' willingness to enter into this Agreement, MetaTools shall execute and deliver a Stock Option Agreement in favor of Fractal in substantially the form attached hereto as Exhibit B-1 (the
                                                        -----------
"METATOOLS STOCK OPTION AGREEMENT") and Fractal shall execute and deliver a Stock Option Agreement in favor of MetaTools in substantially the form attached hereto as Exhibit B-2 (the "FRACTAL STOCK OPTION AGREEMENT" and, together with
          -----------
the MetaTools Stock Option

Agreement, the "STOCK OPTION AGREEMENTS"). The Board of Directors of MetaTools and Fractal have each approved the Stock Option Agreements.

     G. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

     H. It is also intended by the parties hereto that the Merger shall qualify for accounting treatment as a pooling of interests.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                  THE MERGER

     1.1  The Merger.  At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of California Law, Merger Sub shall be merged with and into Fractal (the "MERGER"), the separate corporate existence of Merger Sub shall cease and Fractal shall continue as the surviving corporation. Fractal as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

     1.2  Effective Time; Closing.  Subject to the provisions of this Agreement,
          -----------------------
the parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger with the Secretary of State of the State of California in accordance with the relevant provisions of California Law and by filing a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware General Corporation Law (collectively, the "AGREEMENT OF MERGER") (the time of such filing (or such later time as may be agreed in writing by the parties and specified in the Agreement of Merger) being the "EFFECTIVE TIME") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "AGREEMENT" as used herein refers collectively to this Agreement and Plan of Reorganization and the Agreement of Merger. The closing of the Merger (the "CLOSING") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

     1.3  Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in this Agreement and the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Fractal and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Fractal and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Articles of Incorporation; Bylaws.
          ---------------------------------

          (a) At the Effective Time, the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation of the Surviving Corporation; provided, however, that at the Effective Time the Articles of Incorporation of
--------  -------
the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be Fractal Corporation.

          (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

     1.5  Directors and Officers.  The initial directors of the Surviving
          ----------------------
Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed.

     1.6  Effect on Capital Stock.  At the Effective Time, by virtue of the
          -----------------------
Merger and without any action on the part of Merger Sub, Fractal or the holders of any of the following securities:

          (a)  Conversion of Fractal Common Stock. Each share of Common Stock,
               ----------------------------------
$.001 par value, of Fractal (the "FRACTAL COMMON STOCK") issued and outstanding immediately prior to the Effective Time, (other than any shares of Fractal Common Stock to be canceled pursuant to Section 1.6(b) and any Dissenting Shares (as defined in and to the extent provided in Section 1.7(a)) will be canceled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into the right to receive 0.749 (the "EXCHANGE RATIO") share of Common Stock, par value $.001 per share, of MetaTools (the "METATOOLS COMMON STOCK") upon surrender of the certificate representing such share of Fractal Common Stock in the manner provided in Section 1.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.10).

          (b)  Cancellation of MetaTools-Owned Stock. Each share of Fractal
               -------------------------------------
Common Stock held by Fractal or owned by Merger Sub, MetaTools or any direct or indirect wholly owned subsidiary of Fractal or of MetaTools immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c)  Stock Options; Employee Stock Purchase Plans. At the Effective
               --------------------------------------------
Time, all options to purchase Fractal Common Stock then outstanding under Fractal's 1993 Stock Option Plan, 1995 Stock Option Plan, 1995 Directors' Stock Option Plan and 1992 Assumed Ray Dream, Inc. Stock Option Plan (collectively, the "FRACTAL STOCK OPTION PLANS") shall be assumed by MetaTools in accordance with Section 5.10 hereof.

          (d)  Capital Stock of Merger Sub. Each share of Common Stock, $.001,
               ---------------------------
of Merger Sub (the "MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective

Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $.001, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (e)  Adjustments to Exchange Ratio. The Exchange Ratio shall be
               -----------------------------
adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into MetaTools Common Stock or Fractal Common Stock), reorganization, recapitalization or other like change with respect to MetaTools Common Stock or Fractal Common Stock occurring on or after the date hereof and prior to the Effective Time.

          (f)  Fractional Shares. No fraction of a share of MetaTools Common
               -----------------
Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Fractal Common Stock who would otherwise be entitled to a fraction of a share of MetaTools Common Stock (after aggregating all fractional shares of MetaTools Common Stock to be received by such holder) shall receive from MetaTools an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of one share of MetaTools Common Stock for the ten most recent days that MetaTools Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market.

          1.7  Dissenting Shares.
               -----------------

               (a) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of Fractal Common Stock who has demanded and perfected appraisal rights for such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive MetaTools Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by California Law.

               (b) Notwithstanding the foregoing, if any holder of shares of Fractal Common Stock who demands appraisal of such shares under California Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive MetaTools Common Stock and cash in lieu of fractional shares of MetaTools Common Stock in accordance with Section
1.6 hereof, without interest thereon, upon surrender of the certificate representing such shares of Fractal Common Stock in the manner provided in
Section 1.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in
Section 1.10).

          (c) Fractal shall give MetaTools (i) prompt notice of any written demands for appraisal of any shares of Fractal Common Stock, withdrawals of such demands, and any other instruments served pursuant to California Law and received by Fractal which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under California Law. Fractal shall not, except with the prior written consent of MetaTools or as may be required by applicable law, voluntarily make any payment with respect to any demands for appraisal of Fractal Common Stock or offer to settle or settle any such demands. Any payments made in respect of Dissenting Shares shall be made by Fractal or the Surviving Corporation as the case may be.

     1.8  Surrender of Certificates.
          -------------------------

          (a)  Exchange Agent. MetaTools shall select a bank or trust company
               --------------
with assets of not less than $500 million to act as the exchange agent (the "EXCHANGE AGENT") in the Merger.

          (b)  MetaTools to Provide Common Stock. Promptly after the Effective
               ---------------------------------
Time, MetaTools shall make available to the Exchange Agent for exchange in accordance with this Article I, the shares of MetaTools Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Fractal Common Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f) and any dividends or distributions which holders of shares of Fractal Common Stock may be entitled pursuant to Section 1.8(d).

          (c)  Exchange Procedures. Promptly after the Effective Time, MetaTools
               -------------------
shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "CERTIFICATES"), which immediately prior to the Effective Time represented outstanding shares of Fractal Common Stock whose shares were converted into the right to receive shares of MetaTools Common Stock pursuant to Section 1.6, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.8(d), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as MetaTools may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of MetaTools Common Stock, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.8(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by MetaTools, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of MetaTools Common Stock, payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.8(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.8(d) as to the payment of dividends, to evidence the ownership of the number of full shares of MetaTools Common Stock into which such shares of Fractal Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.8(d).

          (d)  Distributions With Respect to Unexchanged Shares. No dividends or
               ------------------------------------------------
other distributions declared or made after the date of this Agreement with respect to MetaTools Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered

Certificates with respect to the shares of MetaTools Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of MetaTools Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.6(f) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of MetaTools Common Stock.

          (e)  Transfers of Ownership.  If certificates for shares of MetaTools
               ----------------------
Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to MetaTools or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates for shares of MetaTools Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of MetaTools or any agent designated by it that such tax has been paid or is not payable.

          (f)  No Liability.  Notwithstanding anything to the contrary in this
               ------------
Section 1.8, neither the Exchange Agent, MetaTools, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of MetaTools Common Stock or Fractal Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9  No Further Ownership Rights in Fractal Common Stock.  All shares of
          ---------------------------------------------------
MetaTools Common Stock issued upon the surrender for exchange of shares of Fractal Common Stock in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(f) and 1.8(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Fractal Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Fractal Common Stock which were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.10 Lost, Stolen or Destroyed Certificates.  In the event any Certificates
          --------------------------------------
shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of MetaTools Common Stock, cash for fractional shares, if any, as may be required pursuant to
Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.8(d); provided, however, that MetaTools may, in its discretion and as a
        --------  -------
condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against MetaTools, Fractal or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.11 Tax and Accounting Consequences.
          -------------------------------

          (a) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

          (b) It is intended by the parties hereto that the Merger shall qualify for accounting treatment as a pooling of interests.

     1.12 Taking of Necessary Action; Further Action.  If, at any time after the
          ------------------------------------------
Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Fractal and Merger Sub, the officers and directors of Fractal and Merger Sub will take all such lawful and necessary action, so long as such action is consistent with this Agreement.


                                  ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF FRACTAL

     Fractal represents and warrants to MetaTools and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure letter supplied by Fractal to MetaTools dated as of the date hereof and certified by a duly authorized officer of Fractal (the "FRACTAL SCHEDULES"), as follows:

      2.1 Organization of Fractal.
          -----------------------

          (a) Fractal and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below) on Fractal.

          (b) Fractal has delivered to MetaTools a true and complete list of all of Fractal's subsidiaries, indicating the jurisdiction of incorporation of each subsidiary and Fractal's equity interest therein.

          (c) Fractal has delivered or made available to MetaTools a true and correct copy of the Articles of Incorporation and Bylaws of Fractal and similar governing instruments of each of its subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither Fractal nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent governing instruments.

          (d) When used in connection with Fractal, the term "MATERIAL ADVERSE EFFECT" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Fractal and its subsidiaries taken as a whole.

     2.2  Fractal Capital Structure.  The authorized capital stock of Fractal
          -------------------------
consists of 50,000,000 shares of Common Stock, $.001 par value, of which there were 11,979,647 shares issued and outstanding as of February 7, 1997 and 5,000,000 shares of Preferred Stock, $.001, of which no shares are issued or outstanding. All outstanding shares of Fractal Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of Fractal or any agreement or document to which Fractal is a party or by which it is bound. As of February 7, 1997, Fractal had reserved an aggregate of 2,516,336 shares of Fractal Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the Fractal Stock Option Plans. As of February 7, 1997, there were options outstanding to purchase an aggregate of 2,017,666 shares of Common Stock, issued to employees, consultants and non-employee directors pursuant to the Fractal Stock Option Plans. All shares of Fractal Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. The Fractal Schedules list for each person who held in the aggregate options to acquire 10,000 or more shares of Fractal Common Stock at on or about February 7, 1997, the name of the holder of such option, the exercise price of such option, the number of shares as to which such option will have vested at such date, the vesting schedule for such option and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement, and indicate the extent of acceleration, if any. Fractal has reserved 100,000 shares of Common Stock for issuance pursuant to Fractal's 401(k) Profit Sharing Plan and Trust.

     2.3  Obligations With Respect to Capital Stock.  Except as set forth in
          -----------------------------------------
Section 2.2, there are no equity securities, partnership interests or similar ownership interests of any class of Fractal, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities Fractal owns, directly or indirectly through one or more subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of Fractal, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 2.2, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Fractal or any of its subsidiaries is a party or by which it is bound obligating Fractal or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock, partnership interests or similar ownership interests of Fractal or any of its subsidiaries or obligating Fractal or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of Fractal, as of the date of this Agreement, there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Fractal or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

     2.4  Authority.
          ---------

          (a) Fractal has all requisite corporate power and authority to enter into this Agreement and the Fractal Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and the execution and delivery of the Fractal Stock Option Agreement and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of Fractal, subject only to the approval and adoption of this Agreement and the approval of the Merger by Fractal's shareholders and the filing and recordation of the Agreement of Merger pursuant to California Law. A vote of the holders of at least a majority of the outstanding shares of the Fractal Common Stock is required for Fractal's shareholders to approve and adopt this Agreement and approve the Merger. This Agreement and the Fractal Stock Option Agreement have been duly executed and delivered by Fractal and, assuming the due authorization, execution and delivery by MetaTools and, if applicable, Merger Sub, constitute valid and binding obligations of Fractal, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement and the Fractal Stock Option Agreement by Fractal do not, and the performance of this Agreement and the Fractal Stock Option Agreement by Fractal will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Fractal or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Merger by Fractal's shareholders as contemplated in Section 5.2 and compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Fractal or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Fractal's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Fractal or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Fractal or any of its subsidiaries is a party or by which Fractal or any of its subsidiaries or its or any of their respective properties are bound or affected. The Fractal Schedules list all material consents, waivers and approvals under any of Fractal's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

        (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, foreign or domestic ("GOVERNMENTAL ENTITY"), is required by or with respect to Fractal in connection with the execution and delivery of this Agreement and the Fractal Stock Option Agreement or the consummation of the Merger, except for (i) the filing of the Agreement of Merger with the Secretary of State of the State of California, (ii) the filing of the Proxy Statement (as defined in Section 2.19) with the Securities and Exchange Commission ("SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the securities or antitrust laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to Fractal or MetaTools or have a material adverse effect on the ability of the parties to consummate the Merger.

     2.5  SEC Filings; Fractal Financial Statements.
          -----------------------------------------

          (a) Fractal has filed all forms, reports and documents required to be filed with the SEC since November 9, 1995 and has made available to MetaTools such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Fractal may file subsequent to the date hereof) are referred to herein as the "FRACTAL SEC REPORTS." As of their respective dates, the Fractal SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Fractal SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Fractal's subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in Fractal SEC Reports (the "FRACTAL FINANCIALS"), including any Fractal SEC Reports filed after the date hereof until the Closing, (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented the consolidated financial position of Fractal and its subsidiaries as at the respective dates thereof and the consolidated results of Fractal's operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. The balance sheet of Fractal contained in Fractal SEC Reports as of September 30, 1996 is hereinafter referred to as the "FRACTAL BALANCE SHEET." Except as disclosed in the Fractal Financials, since the date of the Fractal Balance Sheet neither Fractal nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Fractal and its subsidiaries taken as a whole, except liabilities (i) provided for in the Fractal Balance Sheet, or (ii) incurred since the date of the Fractal Balance Sheet in the ordinary course of business consistent with past practices and immaterial in the aggregate.

          (c) Fractal has heretofore furnished to MetaTools a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Fractal with the SEC pursuant to the Securities Act or the Exchange Act.

     2.6  Absence of Certain Changes or Events.  Since the date of the Fractal
          ------------------------------------
Balance Sheet through the date of this Agreement, there has not been: (i) any Material Adverse Effect on Fractal, (ii) any material change by Fractal in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (iii) any material revaluation by Fractal of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

     2.7  Taxes.
          -----

          (a)  Definition of Taxes. For the purposes of this Agreement, "TAX" or
               -------------------
"TAXES" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b)  Tax Returns and Audits.
               ----------------------

               (i) Fractal and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to Taxes required to be filed by Fractal and each of its subsidiaries, except such Returns which are not material to Fractal, and have paid all Taxes shown to be due on such Returns.

               (ii) Except as is not material to Fractal, Fractal and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, the Federal Insurance Contribution Act ("FICA"), the Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld.

               (iii) Except as is not material to Fractal, neither Fractal nor any of its subsidiaries has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against Fractal or any of its subsidiaries, nor has Fractal or any of its subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) Except as is not material to Fractal, no audit or other examination of any Return of Fractal or any of its subsidiaries is presently in progress, nor has Fractal or any of its subsidiaries been notified of any request for such an audit or other examination.

               (v) Except as is not material to Fractal, no adjustment relating to any Returns filed by Fractal or any of its subsidiaries has been proposed formally or informally by any Tax authority to Fractal or any of its subsidiaries or any representative thereof.

               (vi) Except as is not material to Fractal, neither Fractal nor any of its subsidiaries has any liability for unpaid Taxes which has not been accrued for or reserved on the Fractal Balance Sheet, whether asserted or unasserted, contingent or otherwise, which is material to Fractal.


               (vii) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Fractal or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

               (viii) Neither Fractal nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Fractal.

                (ix) Neither Fractal nor any of its subsidiaries is party to or has any obligation under any tax-sharing or allocation agreement or arrangement.

     2.8  Title to Properties; Absence of Liens and Encumbrances.
          ------------------------------------------------------

          (a) The Schedules list the real property owned by Fractal. The Schedules list all real property leases to which Fractal is a party and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a claim in an amount greater than $100,000.

          (b) Fractal has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, pledges, charges, claims, security interests or other encumbrances of any sort ("LIENS"), except as reflected in Fractal Financials or in the Schedules and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     2.9  Intellectual Property.
          ---------------------

          (a) Fractal and its subsidiaries either own, or have a valid license with respect to, all patents, copyrights, trademarks, trade secrets and other intellectual property used in, by, or necessary to, the operation or conduct of their respective businesses as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "FRACTAL IP RIGHTS").

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any instrument or agreement governing any patent, copyright, trademark, trade secret or other intellectual property rights licensed by, or to, Fractal, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Fractal IP Rights or materially impair the right of Fractal, the Surviving Corporation or MetaTools in or to use, sell, enforce license or otherwise exploit any Fractal IP Rights or portion thereof.

          (c) Neither the operation of Fractal's nor any of its subsidiaries' respective businesses nor the manufacture, marketing, license, sale or intended use of any product, service or technology currently licensed, manufactured, created, distributed, authored, used, sold or under development by Fractal or any of its subsidiaries (i) violates in any material respect any license or agreement between Fractal or any of its subsidiaries and any third party or (ii) infringes any patents, copyright, trademark, trade secret or other intellectual property right of any other party; and there is no pending or, to the knowledge of Fractal, threatened claim or litigation contesting the validity, ownership or right to use, sell, enforce, license or dispose of any Fractal IP Rights, nor has Fractal received any written notice asserting that any Fractal IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party.

          (d) Fractal has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Fractal IP Rights.

     2.10 Compliance; Permits; Restrictions.
          ---------------------------------

          (a) Neither Fractal nor any of its subsidiaries is, in any material respect, in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to Fractal or any of its subsidiaries or by which Fractal or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Fractal or any of its subsidiaries is a party or by which Fractal or any of its subsidiaries or its or any of their respective properties is bound or affected. To the knowledge of Fractal, no investigation or review by any Governmental Entity is pending or threatened against Fractal or any of its subsidiaries, nor has any Governmental Entity indicated an intention to conduct the same. There is no material agreement, judgment, injunction, order or decree binding upon Fractal or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Fractal or any of its subsidiaries, any acquisition of material property by Fractal or any of its subsidiaries or the conduct of business by Fractal as currently conducted.

          (b) Fractal and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities that are material to the operation of the business of Fractal (collectively, the "FRACTAL PERMITS"). Fractal and its subsidiaries are in compliance in all material respects with the terms of the Fractal Permits.

     2.11 Litigation.  There is no action, suit, proceeding, claim, arbitration
          ----------
or investigation pending, or as to which Fractal or any of its subsidiaries has received any notice of assertion nor, to

Fractal's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Fractal or any of its subsidiaries which reasonably would be likely to be material to Fractal. To the knowledge of Fractal, no Governmental Entity has at any time challenged or questioned in writing the legal right of Fractal to manufacture, offer or sell any of its products in the present manner or style thereof.

     2.12 Brokers' and Finders' Fees.  Except for fees payable to Unterberg
          --------------------------
Harris pursuant to an engagement letter dated February 11, 1997, a copy of which has been provided to MetaTools, Fractal has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.13 Employee Benefit Plans.
          ----------------------

          (a) With respect to each material employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA) maintained or contributed to by Fractal or any trade or business which is under common control with Fractal within the meaning of Section 414 of the Code (the "FRACTAL EMPLOYEE PLANS"), Fractal has made available to MetaTools a true and complete copy of, to the extent applicable, (i) such Fractal Employee Plan, (ii) the most recent annual report (Form 5500), (iii) each trust agreement related to such Fractal Employee Plan, (iv) the most recent summary plan description for each Fractal Employee Plan for which such a description is required, (v) the most recent actuarial report relating to any Fractal Employee Plan subject to Title IV of ERISA and
(vi) the most recent IRS determination letter issued with respect to any Fractal Employee Plan.

          (b) Each Fractal Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination from the IRS covering the provisions of the Tax Reform Act of 1986 stating that such Fractal Employee Plan is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such plan. Each Fractal Employee Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law. Neither Fractal nor any ERISA Affiliate of Fractal has incurred or is reasonably expected to incur any material liability under Title IV of ERISA in connection with any Fractal Employee Plan.

     2.14 Employees; Labor Matters.  To Fractal's knowledge after reasonable
          ------------------------
inquiry, no employee of Fractal (i) is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Fractal because of the nature of the business conducted or presently proposed to be conducted by Fractal or to the use of trade secrets or proprietary information of others and (ii) has given notice to Fractal, nor is Fractal otherwise aware, that any employee intends to terminate his or her employment with Fractal except for terminations of a nature and number that are consistent with Fractal's prior experience. To Fractal's knowledge, there are no activities or proceedings of any labor union to organize any employees of Fractal or any of its subsidiaries and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of Fractal or any of its subsidiaries. Fractal and its subsidiaries are and have been in compliance in all material respects with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA, WARN or any similar state or local law).

     2.15 Environmental Matters.
          ---------------------

          (a)  Hazardous Material.  Except as reasonably would not be likely to
               ------------------
result in a material liability to Fractal, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "HAZARDOUS MATERIAL"), but excluding office and janitorial supplies, are present, as a result of the actions of Fractal or any of its subsidiaries or any affiliate of Fractal, or, to Fractal's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Fractal or any of its subsidiaries has at any time owned, operated, occupied or leased.

          (b)  Hazardous Materials Activities. Except as reasonably would not be
               ------------------------------
likely to result in a material liability to Fractal, neither Fractal nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Fractal or any of its subsidiaries disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c)  Permits.  Fractal and its subsidiaries currently hold all
               -------
environmental approvals, permits, licenses, clearances and consents (the "FRACTAL ENVIRONMENTAL PERMITS") necessary for the conduct of Fractal's and its subsidiaries' Hazardous Material Activities and other businesses of Fractal and its subsidiaries as such activities and businesses are currently being conducted.

          (d)  Environmental Liabilities. No material action, proceeding,
               -------------------------
revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Fractal's knowledge, threatened concerning any Fractal Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Fractal or any of its subsidiaries. Fractal is not aware of any fact or circumstance which could involve Fractal or any of its subsidiaries in any material environmental litigation or impose upon Fractal any material environmental liability.

     2.16 Agreements, Contracts and Commitments.  Except as set forth in the
          -------------------------------------
Fractal Schedules, neither Fractal nor any of its subsidiaries is a party to or is bound by:

          (a) any employment or consulting agreement, contract or commitment with any officer or director level employee or member of Fractal's Board of Directors, other than those that are terminable by Fractal or any of its subsidiaries on no more than thirty days notice without liability or financial obligation, except to the extent general principles of wrongful termination law may limit Fractal's or any of its subsidiaries' ability to terminate employees at will;

          (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (c) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between Fractal or any of its subsidiaries and any of its officers or directors;

          (d) any agreement, contract or commitment containing any covenant limiting the freedom of Fractal or any of its subsidiaries to engage in any line of business or compete with any person or granting any exclusive distribution rights;

          (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise; or

          (f)  any material joint marketing or development agreement.

     Neither Fractal nor any of its subsidiaries, nor to Fractal's knowledge any other party to a Fractal Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Fractal or any of its subsidiaries is a party or by which it is bound of the type described in clauses (a) through (l) above (any such agreement, contract or commitment, a "FRACTAL CONTRACT") in such a manner as would permit any other party to cancel or terminate any such Fractal Contract, or would permit any other party to seek damages, which would be reasonably likely to be material to Fractal.

     2.17 Pooling of Interests.  To the knowledge of Fractal, based on
          --------------------
consultation with its independent accountants, neither Fractal nor any of its directors, officers, affiliates or shareholders has taken any action which would preclude MetaTools' ability to account for the Merger as a pooling of interests.

     2.18 Change of Control Payments.  The Fractal Schedules set forth each plan
          --------------------------
or agreement pursuant to which any material amounts may become payable (whether currently or in the future) to current or former officers and directors of Fractal as a result of or in connection with the Merger.

     2.19 Statements; Proxy Statement/Prospectus.  The information supplied by
          --------------------------------------
Fractal for inclusion in the Registration Statement (as defined in Section 3.4(b)) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Fractal for inclusion in the proxy statement/prospectus to be sent to the shareholders of Fractal and stockholders of MetaTools in connection with the meeting of Fractal's shareholders to consider the approval and adoption of this Agreement and the approval of the Merger (the "FRACTAL SHAREHOLDERS' MEETING") and in connection with the meeting of MetaTools' stockholders to consider the approval of (i) the amendment of MetaTools' Certificate of Incorporation to increase its authorized share capital to allow for the issuance of shares of MetaTools Common Stock by virtue of the Merger and (ii) the issuance of shares of MetaTools Common Stock by virtue of the Merger, (the "METATOOLS STOCKHOLDERS' MEETING") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "PROXY STATEMENT") shall not, on the date the Proxy Statement is first mailed to Fractal's shareholders and MetaTools' stockholders, at the time of the Fractal Shareholders' Meeting or the MetaTools Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Fractal Shareholders' Meeting or the MetaTools Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to Fractal or any of its affiliates, officers or directors should be discovered by Fractal which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Fractal shall promptly inform MetaTools. Notwithstanding the foregoing, Fractal makes no representation or warranty with respect to any information supplied by MetaTools or Merger Sub which is contained in any of the foregoing documents.

     2.20 Board Approval.  The Board of Directors of Fractal has, as of the date
          --------------
of this Agreement, determined (i) that the Merger is fair to, and in the best interests of Fractal and its shareholders, and (ii) to recommend that the shareholders of Fractal approve and adopt this Agreement and approve the Merger.

     2.21 Fairness Opinion.  Fractal's Board of Directors has received a written
          ----------------
opinion from Unterberg Harris dated as of the date hereof, to the effect that as of the date hereof, the Exchange Ratio is fair to Fractal's shareholders from a financial point of view and has delivered to MetaTools a copy of such opinion.


                                  ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF METATOOLS AND MERGER SUB

     MetaTools and Merger Sub represent and warrant to Fractal, subject to the exceptions specifically disclosed in writing in the disclosure letter supplied by MetaTools to Fractal dated as of the date hereof and certified by a duly authorized officer of MetaTools (the "METATOOLS SCHEDULES"), as follows:

     3.1  Organization of MetaTools.
          -------------------------

          (a) MetaTools and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below) on MetaTools.

          (b) MetaTools has delivered to Fractal a true and complete list of all of MetaTools' subsidiaries, indicating the jurisdiction of incorporation of each subsidiary and MetaTools' equity interest therein.

          (c) MetaTools has delivered or made available to Fractal a true and correct copy of the Certificate of Incorporation and Bylaws of MetaTools and similar governing instruments of each of its subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither MetaTools nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

          (d) When used in connection with MetaTools, the term "MATERIAL ADVERSE EFFECT" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of MetaTools and its subsidiaries taken as a whole.

     3.2  MetaTools and Merger Sub Capital Structure.  The authorized capital
          ------------------------------------------
stock of MetaTools consists of 30,000,000 shares of Common Stock, par value $0.001 per share, of which there were 13,233,949 shares issued and outstanding as of February 6,1997, and 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which no shares are issued or outstanding. The authorized capital stock of Merger Sub consists of 100 shares of Common Stock, $.001 par value, all of which, as of the date hereof, are issued and outstanding and are held by MetaTools. Merger Sub was formed on December 12, 1996, for the purpose of consummating a merger and has no material assets or liabilities except as necessary for such purpose. All outstanding shares of MetaTools Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of MetaTools or any agreement or document to which MetaTools is a party or by which it is bound. As of February 6, 1997, MetaTools had reserved an aggregate of 4,296,230, net of exercise, for issuance to employees, consultants and non-employee directors pursuant to the MetaTools Stock Option Plans. As of February 7, 1997, there were options outstanding to purchase an aggregate of 901,084 shares of Common Stock, issued to employees, consultants and non-employee directors pursuant to the MetaTools Stock Option Plans. All shares of MetaTools Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. The MetaTools Schedules list for each person who held in the aggregate options to acquire 10,000 or more shares of MetaTools Common Stock at February 6, 1997, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have vested at such date, the vesting schedule for such option and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement, and indicate the extent of acceleration, if any. As of February 6, 1997, an aggregate of 141,763 shares of MetaTools Common Stock have been reserved for issuance pursuant to MetaTools' Employee Stock Purchase Plan (the "METATOOLS EMPLOYEE STOCK PURCHASE PLAN").

     3.3  Obligations With Respect to Capital Stock.  Except as set forth in
          -----------------------------------------
Section 3.2, there are no equity securities, partnership interests or similar ownership interests of any class of MetaTools, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities MetaTools owns, directly or indirectly through one or more subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of MetaTools, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 3.2, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which MetaTools or any of its subsidiaries is a party or by which it is bound obligating MetaTools or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock, partnership interests or similar ownership interests of MetaTools or any of its subsidiaries or obligating MetaTools or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of MetaTools, as of the date of this Agreement, there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of MetaTools or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

     3.4  Authority.
          ---------

          (a) Each of MetaTools and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and MetaTools has all requisite corporate power and authority to enter into the MetaTools Stock Option Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and the execution and delivery of the MetaTools Stock Option Agreement and the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of MetaTools and, in the case of this Agreement, Merger Sub, subject only to the filing and recordation of the Agreement of Merger pursuant to California Law and the approval by MetaTools' stockholders of
(i) the amendment of MetaTools' Certificate of Incorporation to increase its authorized share capital to allow for the issuance of shares of MetaTools Common Stock by virtue of the Merger and (ii) the issuance of shares of MetaTools Common Stock by virtue of the Merger. A vote of the holders of at least a majority of the outstanding shares of the MetaTools Common Stock is required for MetaTools' stockholders to approve each of (i) the amendment of MetaTools' Certificate of Incorporation to increase its authorized share capital to allow for the issuance of shares of MetaTools Common Stock by virtue of the Merger and (ii) the issuance of shares of MetaTools Common Stock by virtue of the Merger. This Agreement has been duly executed and delivered by each of MetaTools and Merger Sub and, assuming the due authorization, execution and delivery by Fractal, constitutes the valid and binding obligation of MetaTools, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The MetaTools Stock Option Agreement has been duly executed and delivered by MetaTools and, assuming due authorization, execution and delivery of the MetaTools Stock Option Agreement by Fractal, the MetaTools Stock Option Agreement constitutes the valid and binding obligation of MetaTools, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by each of MetaTools and Merger Sub and the execution and delivery of the MetaTools Stock Option Agreement by MetaTools do not, and the performance of this Agreement by each of MetaTools and Merger Sub will not and the performance of the MetaTools Stock Option Agreement by MetaTools will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of MetaTools or the Articles of Incorporation or Bylaws of Merger Sub or the equivalent organizational documents of any of MetaTools' other subsidiaries, (ii) subject to obtaining the approval of MetaTools' stockholders of (y) the amendment of MetaTools' Certificate of Incorporation to increase its authorized share capital to allow for the issuance of shares of MetaTools Common Stock by virtue of the Merger and (z) the issuance of shares of MetaTools Common Stock by virtue of the Merger as contemplated in
Section 5.2 and compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to MetaTools or any of its subsidiaries (including Merger Sub) or by which its or any of their respective properties is bound or affected or
(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair MetaTools' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of MetaTools or any of its subsidiaries (including Merger Sub) pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which MetaTools or any of its subsidiaries (including Merger Sub) is a party or by which MetaTools or any of its sub sidiaries or its or any of their respective properties are bound or affected. The MetaTools Schedules list all material consents, waivers and approvals under any of MetaTools' or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to MetaTools or Merger Sub in connection with the execution and delivery of this Agreement and the MetaTools Stock Option Agreement or the consummation of the Merger, except for (i) the filing of a Form S-4 Registration Statement (the "REGISTRATION STATEMENT") with the SEC in accordance with the Securities Act, (ii) the filing of the Agreement of Merger with the Secretary of State of the State of California and the Secretary of State of the State of Delaware,
(iii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the HSR Act and the securities or antitrust laws of any foreign country, and (v) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to MetaTools or Fractal or have a material adverse effect on the ability of the parties to consummate the Merger.

     3.5  Section 203 of the Delaware General Corporation Law Not Applicable.
          ------------------------------------------------------------------
The Board of Directors of MetaTools has taken all actions so that the restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a "business combination" (as defined in such Section 203) will not apply to the execution, delivery or performance of this Agreement or the Stock Option Agreements or to the consummation of the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreements.

     3.6  SEC Filings; MetaTools Financial Statements.
          -------------------------------------------

          (a) MetaTools has filed all forms, reports and documents required to be filed with the SEC since December 12, 1995, and has made available to Fractal such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that MetaTools may file subsequent to the date hereof) are referred to herein as the "METATOOLS SEC REPORTS." As of their respective dates, the MetaTools SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such MetaTools SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of MetaTools' subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in MetaTools SEC Reports (the "METATOOLS FINANCIALS"), including any MetaTools SEC Reports filed after the date hereof until the Closing, (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented the consolidated financial position of MetaTools and its subsidiaries as at the respective dates thereof and the consolidated results of MetaTools' operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. The balance sheet of MetaTools contained in MetaTools SEC Reports as of September 30, 1996 is hereinafter referred to as the "METATOOLS BALANCE SHEET." Except as disclosed in the MetaTools Financials, since the date of the MetaTools Balance Sheet neither MetaTools nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of MetaTools and its subsidiaries taken as a whole, except liabilities
(i) provided for in the MetaTools Balance Sheet, or (ii) incurred since the date of the MetaTools Balance Sheet in the ordinary course of business consistent with past practices and immaterial in the aggregate.

          (c) MetaTools has heretofore furnished to Fractal a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by MetaTools with the SEC pursuant to the Securities Act or the Exchange Act.

     3.7  Absence of Certain Changes or Events.  Since the date of the MetaTools
          ------------------------------------
Balance Sheet through the date of this Agreement, there has not been: (i) any Material Adverse Effect on MetaTools, (ii) any material change by MetaTools in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (iii) any material revaluation by MetaTools of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

     3.8  Tax Returns and Audits.
          ----------------------

          (a) MetaTools and each of its subsidiaries have timely filed all Returns relating to Taxes required to be filed by MetaTools and each of its subsidiaries, except such Returns which are not material to MetaTools, and have paid all Taxes shown to be due on such Returns.

          (b) Except as is not material to MetaTools, MetaTools and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

          (c) Except as is not material to MetaTools, neither MetaTools nor any of its subsidiaries has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against MetaTools or any of its subsidiaries, nor has MetaTools or any of its subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

          (d) Except as is not material to MetaTools, no audit or other examination of any Return of MetaTools or any of its subsidiaries is presently in progress, nor has MetaTools or any of its subsidiaries been notified of any request for such an audit or other examination.

          (e) Except as is not material to MetaTools, no adjustment relating to any Returns filed by MetaTools or any of its subsidiaries has been proposed formally or informally by any Tax authority to MetaTools or any of its subsidiaries or any representative thereof.

          (f) Except as is not material to MetaTools, neither MetaTools nor any of its subsidiaries has any liability for unpaid Taxes which has not been accrued for or reserved on the MetaTools Balance Sheet, whether asserted or unasserted, contingent or otherwise, which is material to MetaTools.

          (g) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of MetaTools or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

          (h) Neither MetaTools nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by MetaTools.

          (i) Neither MetaTools nor any of its subsidiaries is party to or has obligations under any tax-sharing or allocation agreement or arrangement.

     3.9  Title to Properties; Absence of Liens and Encumbrances.
          ------------------------------------------------------

          (a) The Schedules list the real property owned by MetaTools. The Schedules list all real property leases to which MetaTools is a party and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a claim in an amount greater than $100,000.

          (b) MetaTools has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in MetaTools Financials or in the Schedules and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     3.10 Intellectual Property.
          ---------------------

          (a) MetaTools and its subsidiaries either own, or have a valid license with respect to, all patents, copyrights, trademarks, trade secrets and other intellectual property used in, by or necessary to the operation or conduct of their respective businesses as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "METATOOLS IP RIGHTS").

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any instrument or agreement governing any patent, copyright, trademark, trade secret or other intellectual property rights licensed by or to, MetaTools, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any MetaTools IP Rights or materially impair the right of MetaTools, the Surviving Corporation or Fractal in or to use, sell, enforce, license or otherwise exploit any MetaTools IP Rights or portion thereof.

          (c) Neither the operation of MetaTools' nor any of its subsidiaries' respective business nor the manufacture, marketing, license, sale or intended use of any product, service or technology currently licensed, manufactured, created, distributed, authored, used, sold or under development by MetaTools or any of its subsidiaries (i) violates in any material respect any license or agreement between MetaTools or any of its subsidiaries and any third party or
(ii) infringes any
patent, copyright, trademark, trade secret or other intellectual property right of any other party; and there is no pending or, to the knowledge of MetaTools, threatened claim or litigation contesting the validity, ownership or right to use, sell, enforce, license or dispose of any MetaTools IP Rights, nor has MetaTools received any written notice asserting that any MetaTools IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party.

          (d) MetaTools has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all MetaTools IP Rights.

     3.11 Compliance; Permits; Restrictions.
          ---------------------------------

          (a) Neither MetaTools nor any of its subsidiaries is, in any material respect, in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to MetaTools or any of its subsidiaries or by which MetaTools or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which MetaTools or any of its subsidiaries is a party or by which MetaTools or any of its subsidiaries or its or any of their respective properties is bound or affected. To the knowledge of MetaTools, no investigation or review by any Governmental Entity is pending or threatened against MetaTools or any of its subsidiaries, nor has any Governmental Entity indicated an intention to conduct the same. There is no material agreement, judgment, injunction, order or decree binding upon MetaTools or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of MetaTools or any of its subsidiaries, any acquisition of material property by MetaTools or any of its subsidiaries or the conduct of business by MetaTools as currently conducted.

          (b) MetaTools and its subsidiaries hold all permits, licenses, variances, exemp tions, orders and approvals from governmental authorities which are material to the operation of the business of MetaTools (collectively, the "METATOOLS PERMITS"). MetaTools and its subsidiaries are in compliance in all material respects with the terms of the MetaTools Permits.

     3.12 Litigation.  There is no action, suit, proceeding, claim, arbitration
          ----------
or investigation pending, or as to which MetaTools or any of its subsidiaries has received any notice of assertion nor, to MetaTools' knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against MetaTools or any of its subsidiaries which reasonably would be likely to be material to MetaTools. To the knowledge of MetaTools, no Governmental Entity has at any time challenged or questioned in writing the legal right of MetaTools to manufacture, offer or sell any of its products in the present manner or style thereof.

     3.13 Brokers' and Finders' Fees.  Except for fees payable to Alex. Brown &
          --------------------------
Sons pursuant to an engagement letter dated February 3, 1997, a copy of which has been provided to Fractal, MetaTools has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.14 Employee Benefit Plans.
          ----------------------

          (a) With respect to each material employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA) maintained or contributed to by MetaTools or any trade or business which is under common control with MetaTools within the meaning of Section 414 of the Code (the "METATOOLS EMPLOYEE PLANS"), MetaTools has made available to Fractal a true and complete copy of, to the extent applicable, (i) such MetaTools Employee Plan, (ii) the most recent annual report (Form 5500), (iii) each trust agreement related to such MetaTools Employee Plan, (iv) the most recent summary plan description for each MetaTools Employee Plan for which such a description is required, (v) the most recent actuarial report relating to any MetaTools Employee Plan subject to Title IV of ERISA and (vi) the most recent IRS determination letter issued with respect to any MetaTools Employee Plan.

          (b) Each MetaTools Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination from the IRS covering the provisions of the Tax Reform Act of 1986 stating that such MetaTools Employee Plan is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such plan. Each MetaTools Employee Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law. Neither MetaTools nor any ERISA Affiliate of MetaTools has incurred or is reasonably expected to incur any material liability under Title IV of ERISA in connection with any MetaTools Employee Plan.

     3.15 Employees; Labor Matters.  To MetaTools' knowledge after reasonable
          ------------------------
inquiry, no employee of MetaTools (i) is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by MetaTools because of the nature of the business conducted or presently proposed to be conducted by MetaTools or to the use of trade secrets or proprietary information of others and (ii) has given notice to MetaTools, nor is MetaTools otherwise aware, that any employee intends to terminate his or her employment with MetaTools except for terminations of a nature and number that are consistent with MetaTools' prior experience. To MetaTools' knowledge, there are no activities or proceedings of any labor union to organize any employees of MetaTools or any of its subsidiaries and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of MetaTools or any of its subsidiaries. MetaTools and its subsidiaries are and have been in compliance in all material respects with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA, WARN or any similar state or local law).

     3.16 Environmental Matters.
          ---------------------

          (a)  Hazardous Material.  Except as reasonably would not be likely to
               ------------------
result in a material liability to MetaTools, no underground storage tanks and no amount of any Hazardous Material, but excluding office and janitorial supplies, are present, as a result of the actions of MetaTools or any of its subsidiaries or any affiliate of MetaTools, or, to MetaTools' knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that MetaTools or any of its subsidiaries has at any time owned, operated, occupied or leased.

          (b)  Hazardous Materials Activities. Except as reasonably would not be
               ------------------------------
likely to result in a material liability to MetaTools, neither MetaTools nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has MetaTools or any of its subsidiaries engaged in any Hazardous Materials Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c)  Permits.  MetaTools and its subsidiaries currently hold all
               -------
environmental approvals, permits, licenses, clearances and consents (the "METATOOLS ENVIRONMENTAL PERMITS") necessary for the conduct of MetaTools' and its subsidiaries' Hazardous Material Activities and other businesses of MetaTools and its subsidiaries as such activities and businesses are currently being conducted.

          (d)  Environmental Liabilities. No material action, proceeding,
               -------------------------
revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to MetaTools' knowledge, threatened concerning any MetaTools Environmental Permit, Hazardous Material or any Hazardous Materials Activity of MetaTools or any of its subsidiaries. MetaTools is not aware of any fact or circumstance which could involve MetaTools or any of its subsidiaries in any material environmental litigation or impose upon MetaTools any material environmental liability.

     3.17 Agreements, Contracts and Commitments.  Except as set forth in the
          -------------------------------------
MetaTools Schedules, neither MetaTools nor any of its subsidiaries is a party to or is bound by:

          (a) any employment or consulting agreement, contract or commitment with any officer or director level employee or member of MetaTools' Board of Directors, other than those that are terminable by MetaTools or any of its subsidiaries on no more than thirty days notice without liability or financial obligation, except to the extent general principles of wrongful termination law may limit MetaTools' or any of its subsidiaries' ability to terminate employees at will;

          (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (c) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between MetaTools or any of its subsidiaries and any of its officers or directors;

          (d) any agreement, contract or commitment containing any covenant limiting the freedom of MetaTools or any of its subsidiaries to engage in any line of business or compete with any person or granting any exclusive distribution rights;

          (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise; or

          (f)  any material joint marketing or development agreement.

     Neither MetaTools nor any of its subsidiaries, nor to MetaTools' knowledge any other party to a MetaTools Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which MetaTools or any of its subsidiaries is a party or by which it is bound of the type described in clauses
(a) through (l) above (any such agreement, contract or commitment, a "METATOOLS CONTRACT") in such a manner as would permit any other party to cancel or terminate any such MetaTools Contract, or would permit any other party to seek damages, which would be reasonably likely to be material to MetaTools.

     3.18 Pooling of Interests.  To the knowledge of MetaTools, based on
          --------------------
consultation with its independent accountants, neither MetaTools nor any of its directors, officers, affiliates or stockholders has taken any action which would preclude MetaTools' ability to account for the Merger as a pooling of interests.

     3.19 Change of Control Payments.  The MetaTools Schedules set forth each
          --------------------------
plan or agreement pursuant to which any material amounts may become payable (whether currently or in the future) to current or former officers and directors of MetaTools as a result of or in connection with the Merger.

     3.20 Statements; Proxy Statement/Prospectus.  The information supplied by
          --------------------------------------
MetaTools for inclusion in the Registration Statement shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by MetaTools for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to MetaTools' stockholders and Fractal's shareholders, at the time of the MetaTools Stockholders' Meeting or the Fractal Shareholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the MetaTools Stockholders' Meeting or the Fractal Shareholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to MetaTools or any of its affiliates, officers or directors should be discovered by MetaTools which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, MetaTools shall promptly inform Fractal. Notwithstanding the foregoing, MetaTools makes no representation or warranty with respect to any information supplied by Fractal which is contained in any of the foregoing documents.

     3.21 Board Approval.  The Board of Directors of MetaTools has, as of the
          --------------
date of this Agreement, determined (i) that the Merger is fair to, and in the best interests of MetaTools and its stockholders, and (ii) to recommend that the stockholders of MetaTools approve (y) the amendment of MetaTools' Certificate of Incorporation to increase its authorized share capital to allow for the issuance of shares of MetaTools Common Stock by virtue of the Merger and (z) the issuance of shares of MetaTools Common Stock by virtue of the Merger.

     3.22 Fairness Opinion.  MetaTools' Board of Directors has received  written
          ----------------
opinions from Alex. Brown & Sons Incorporated, dated as of the date hereof, to the effect is Board of Directors that as of the date hereof, the Exchange Ratio is fair to MetaTools from a financial point of view and has delivered to Fractal a copy of such opinions.


                                  ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1  Conduct of Business.  During the period from the date of this
          -------------------
Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Fractal (which for the purposes of this Article 4 shall include Fractal and each of its subsidiaries) and MetaTools (which for the purposes of this Article 4 shall include MetaTools and each of its subsidiaries) agree, except (i) in the case of Fractal as provided in
Article 4 of the Fractal Schedules and in the case of MetaTools as provided in
Article 4 of the MetaTools Schedules, or (ii) to the extent that the other of them shall otherwise consent in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In addition, each of Fractal and MetaTools will promptly notify the other of any material event involving its business or operations.

     In addition, except as permitted by the terms of this Agreement or the Stock Option Agreements, and except in the case of Fractal as provided in
Article 4 of the Fractal Schedules, and except in the case of MetaTools as provided in Article 4 of the MetaTools Schedules, without the prior written consent of the other, neither Fractal nor MetaTools shall do any of the following, and neither Fractal nor MetaTools shall permit its subsidiaries to do any of the following:

          (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

          (b) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the other, or adopt any new severance plan;

          (c) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Fractal IP Rights or the MetaTools IP Rights, as the case may be, or enter into grants to future patent rights, other than in the ordinary course of business;

          (d) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock.

          (e) Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock except pursuant to rights of repurchase of any such shares under any employee, consultant or director stock plan existing on the date hereof.

          (f) Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (i) the issuance of shares of Fractal Common Stock or MetaTools Common Stock, as the case may be, pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement, (ii) options to purchase shares of Fractal Common Stock or MetaTools Common Stock, as the case may be, to be granted at fair market value in the ordinary course of business, consistent with past practice and in accordance with stock option plans existing on the date hereof, (iii) shares of Fractal Common Stock or MetaTools Common Stock, as the case may be, issuable upon the exercise of the options referred to in clause (ii), (iv) shares of Fractal Common Stock or MetaTools Common Stock, as the case may be, issuable to participants in the MetaTools Employee Stock Purchase Plan consistent with past practice and the terms thereof and (v) shares of the Fractal Common Stock or MetaTools Common Stock, as the case may be, issuable pursuant to the Option Agreements;

          (g) Cause, permit or propose any amendments to any charter document or Bylaw (or similar governing instruments of any subsidiaries);

          (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Fractal or MetaTools, as the case may be, or enter into any material joint ventures, strategic partnerships or alliances;

          (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Fractal or MetaTools, as the case may be, except in the ordinary course of business consistent with past practice;

          (j) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of Fractal or MetaTools, as the case may be, or guarantee any debt securities of others;

          (k) Adopt or amend any employee benefit or employee stock purchase or employee option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures; provided, however that this
Section 4.1(k) will not prohibit MetaTools from amending its 401(k) plan to include contributions from MetaTools' the;

          (l) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

          (m) Make any grant of exclusive rights to any third party, other than in the ordinary course of business;

          (n) Take any action that would be reasonably likely to interfere with MetaTools' ability to account for the Merger as a pooling of interests; or

          (o) Agree in writing or otherwise to take any of the actions described in Article 4 (a) through (n) above.


                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

     5.1  Proxy Statement/Prospectus; Registration Statement; Other Filings;
          ------------------------------------------------------------------
Board Recommendations.
---------------------

          (a) As promptly as practicable after the execution of this Agreement, Fractal and MetaTools will prepare, and file with the SEC, the Proxy Statement and MetaTools will prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of Fractal and MetaTools will respond to any comments of the SEC, will use its respective reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and will cause the Proxy Statement to be mailed to its respective stockholders or shareholders, as the case may be, at the earliest practicable time. As promptly as practicable after the date of this Agreement, Fractal and MetaTools will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky laws relating to the Merger and the transactions contemplated by this Agreement (the "OTHER FILINGS"). Each of Fractal and MetaTools will notify the other promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the Registration Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, Fractal or MetaTools, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of Fractal or stockholders of MetaTools, such amendment or supplement.

          (b) The Proxy Statement will include the recommendation of the Board of Directors of Fractal in favor of adoption and approval of this Agreement and approval of the Merger (except that the Board of Directors of Fractal may withdraw, modify or refrain from making such recommendation to the extent that the Board determines, in good faith, after consultation with outside legal counsel, that compliance with the Board's fiduciary duties under applicable law would require it to do so). In addition, the Proxy Statement will include the recommendations of the Board of Directors of MetaTools in favor of (x) the amendment of MetaTools' Certificate of Incorporation to increase its authorized share capital to allow for the issuance of shares of MetaTools Common Stock by virtue of the Merger and (y) the issuance of shares of MetaTools Common Stock by virtue of the Merger.

     5.2  Meetings of Shareholders and Stockholders.  Promptly after the date
          -----------------------------------------
hereof, Fractal will take all action necessary in accordance with California Law and its Articles of Incorporation and Bylaws to convene the Fractal Shareholders' Meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon this Agreement. Fractal will consult with MetaTools and use its reasonable best efforts to hold the Fractal Shareholders' Meeting on the same day as the MetaTools Stockholders' Meeting. Promptly after the date hereof, MetaTools will take all action necessary in accordance with the Delaware General Corporation Law and its Certificate of Incorporation and Bylaws to convene the MetaTools Stockholders' Meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of (i) amending its Certificate of Incorporation to increase its authorized share capital to allow for the issuance of shares of MetaTools Common Stock by virtue of the Merger and (ii) voting upon the issuance of shares of MetaTools Common Stock by virtue of the Merger. MetaTools will consult with Fractal and will use its reasonable best efforts to hold the MetaTools Stockholders' Meeting on the same day as the Fractal Shareholders' Meeting. For so long as the Board of Directors of Fractal continues to make the recommendation set forth in Section 5.1, Fractal will use its reasonable best efforts to solicit from its shareholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its shareholders required by the rules of the National Association of Securities Dealers, Inc. or California Law to obtain such approvals. For so long as the Board of Directors of MetaTools continues to make the recommendations set forth in Section 5.1, MetaTools will use its best efforts to solicit from its stockholders proxies in favor of (i) the amendment of MetaTools' Certificate of Incorporation to increase its authorized share capital to allow for the issuance of shares of MetaTools Common Stock by virtue of the Merger and (ii) the issuance of shares of MetaTools Common Stock by virtue of the Merger.

     5.3  Confidentiality; Access to Information.
          --------------------------------------

          (a) The parties acknowledge that Fractal and MetaTools have previously executed a Mutual Nondisclosure Agreement, dated November 26, 1996, and a Confidentiality Agreement, dated February 9, 1997 (collectively the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

          (b) Access to Information. Each party will afford the other party and its accountants, counsel, and other representatives access during normal business hours to the properties, books, records and personnel of the other party during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of such party, as the other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.4  No Solicitation.
          ---------------

          (a)  Restrictions on MetaTools.
               -------------------------

               (i) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, MetaTools and its subsidiaries shall not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of, any proposals or offers by any person, entity or group (other than Fractal and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning MetaTools or any of its subsidiaries to, or afford any access to the properties, books or records of MetaTools or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Fractal and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to MetaTools. For the purposes of this Agreement, an "ACQUISITION PROPOSAL" with respect to an entity means any proposal or offer relating to (i) any merger, consolidation, sale of substantial assets or similar transactions involving the entity or any subsidiaries of the entity (other than sales of assets or inventory in the ordinary course of business or as permitted under the terms of this Agreement), (ii) sale of 15% or more of the outstanding shares of capital stock of the entity (including without limitation by way of a tender offer or an exchange offer), (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 15% or more of the then outstanding shares of capital stock of the entity (except for acquisitions for passive investment purposes only in circumstances where the person or group qualifies for and files a Schedule 13G with respect thereto); or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. MetaTools will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. MetaTools will (i) notify Fractal as promptly as practicable if any inquiry or proposal is made or any information or access is requested in writing in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) as promptly as practicable notify Fractal of the significant terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions of this Section 5.4(a), from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, MetaTools and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Fractal); provided, however, that nothing herein shall
                               --------  -------
prohibit MetaTools' Board of Directors from taking and disclosing to MetaTools' stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

          (ii) Notwithstanding the provisions of paragraph (a)(i) above, prior to the Effective Time, MetaTools may, to the extent the Board of Directors of MetaTools determines, in good faith, after consultation with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph (a)(iii), below, furnish information to any person, entity or group after such person, entity or group has delivered to MetaTools in writing, an unsolicited bona fide Acquisition Proposal which the Board of Directors of MetaTools in its good faith reasonable judgment determines, after consultation with its independent financial advisors, would result in a transaction more favorable than the Merger to the stockholders of MetaTools (a "METATOOLS SUPERIOR PROPOSAL"). In addition, notwithstanding the provisions of paragraph (a)(i) above, in connection with a possible Acquisition Proposal, MetaTools may refer any third party to this Section 5.4(a) or make a copy of this Section 5.4(a) available to a third party. In the event MetaTools receives a MetaTools Superior Proposal, nothing contained in this Agreement (but subject to the terms hereof) will prevent the Board of Directors of MetaTools from recommending such MetaTools Superior Proposal to MetaTools' stockholders, if the Board determines, in good faith, after consultation with outside legal counsel, that such action is required by its fiduciary duties under applicable law; in such case, the Board of Directors of MetaTools may withdraw, modify or refrain from making its recommendations set forth in Section 5.1(b), and, to the extent it does so, MetaTools may refrain from soliciting proxies and taking such other action necessary to secure the vote of its stockholders as may be required by
Section 5.2; provided, however, that MetaTools shall not recommend to its
             --------  -------
stockholders a MetaTools Superior Proposal for a period of not less than 48 hours after Fractal's receipt of a copy of such MetaTools Superior Proposal (or a description of the significant terms and conditions thereof, if not in writing); and provided further, that nothing contained in this Section shall
              -------- -------
limit MetaTools'
obligation to hold and convene the MetaTools Stockholders Meeting (regardless of whether the recommendations of the Board of Directors of MetaTools shall have been withdrawn, modified or not yet made).

              (iii) Notwithstanding anything to the contrary herein, MetaTools will not provide any non-public information to a third party unless: (x) MetaTools provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement; and (y) such non-public information has been previously delivered to Fractal.

          (b)  Restrictions on Fractal.
               -----------------------

               (i) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, Fractal and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of, any proposals or offers by any person, entity or group (other than MetaTools and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning Fractal or any of its subsidiaries to, or afford any access to the properties, books or records of Fractal or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than MetaTools and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to Fractal. Fractal will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Fractal will (i) notify MetaTools as promptly as practicable if any inquiry or proposal is made or any information or access is requested in writing in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) as promptly as practicable notify MetaTools of the significant terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions of this Section 5.4(b), from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, Fractal and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than MetaTools); provided, however, that nothing herein
                                        --------  -------
shall prohibit Fractal's Board of Directors from taking and disclosing to Fractal's shareholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

               (ii) Notwithstanding the provisions of paragraph (b)(i) above, prior to the Effective Time, Fractal may, to the extent the Board of Directors of Fractal determines, in good faith, after consultation with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph (b)(iii), below, furnish information to any person, entity or group after such person, entity or group has delivered to Fractal in writing, an unsolicited bona fide Acquisition Proposal which the Board of Directors of Fractal in its good faith reasonable judgment determines, after consultation with its independent financial advisors, would result in a transaction more favorable than the Merger to the shareholders of Fractal (a "FRACTAL SUPERIOR PROPOSAL"). In addition, notwithstanding the provisions of paragraph (b)(i) above, in connection with a possible Acquisition Proposal, Fractal may refer any third party to this Section 5.4(b) or make a copy of this
Section 5.4(b) available to a third party. In the event Fractal receives a Fractal Superior Proposal, nothing contained in this Agreement (but subject to the terms hereof) will prevent the Board of Directors of Fractal from recommending such Fractal Superior Proposal to its stockholders, if the Board determines, in good faith, after consultation with outside legal counsel, that such action is required by its fiduciary duties under applicable law; in such case, the Board of Directors of Fractal may withdraw, modify or refrain from making its recommendation set forth in Section 5.1(b), and, to the extent it does so, Fractal may refrain from soliciting proxies and taking such other action necessary to secure the vote of its shareholders as may be required by
Section 5.2; provided, however, that Fractal shall not recommend to its
             --------  -------
shareholders a Fractal Superior Proposal for a period of not less than 48 hours after MetaTools' receipt of a copy of such Fractal Superior Proposal (or a description of the significant terms and conditions thereof, if not in writing); and provided further, that nothing contained in this Section shall limit
    -------- -------
Fractal's obligation to hold and convene the Fractal Shareholders Meeting (regardless of whether the recommendation of the Board of Directors of Fractal shall have been withdrawn, modified or not yet made).

          (iii) Notwithstanding anything to the contrary in paragraph (b), Fractal will not provide any non-public information to a third party unless: (x) Fractal provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement; and (y) such non-public information has been previously delivered to MetaTools.

     5.5  Public Disclosure.  MetaTools and Fractal will consult with each
          -----------------
other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or the Nasdaq Stock Market. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

     5.6  Legal Requirements.  Each of MetaTools, Merger Sub and Fractal will
          ------------------
take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals by or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such filings with or investigations by any Governmental Entity, and any other such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. MetaTools will use its commercially reasonable efforts to take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of MetaTools Common Stock pursuant hereto. Fractal will use its commercially reasonable efforts to assist MetaTools as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of MetaTools Common Stock pursuant hereto.

     5.7  Third Party Consents.  As soon as practicable following the date
          --------------------
hereof, MetaTools and Fractal will each use its commercially reasonable efforts to obtain all material consents, waivers and approvals under any of its or its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     5.8  Notification of Certain Matters.  MetaTools and Merger Sub will give
          -------------------------------
prompt notice to Fractal, and Fractal will give prompt notice to MetaTools, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement and made by it to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time such that the conditions set forth in Section 6.2(a) or 6.3(a), as the case may be, would not be satisfied as a result thereof or (b) any material failure of MetaTools and Merger Sub or Fractal, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     5.9  Best Efforts and Further Assurances.  Subject to the respective rights
          -----------------------------------
and obligations of MetaTools and Fractal under this Agreement, each of the parties to this Agreement will use its reasonable best efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement; provided that neither MetaTools nor Fractal nor any subsidiary or affiliate thereof will be required to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock. Subject to the foregoing, each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

     5.10 Stock Options and Employee Benefits.
          -----------------------------------

          (a) At the Effective Time, each outstanding option to purchase shares of Fractal Common Stock (each a "FRACTAL STOCK OPTION") under the Fractal Stock Option Plans, whether or not exercisable, will be assumed by MetaTools. Each Fractal Stock Option so assumed by MetaTools under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Fractal Stock Option Plan immediately prior to the Effective Time (including, without limitation, any repurchase rights), except that (i) each Fractal Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of MetaTools Common Stock equal to the product of the number of shares of Fractal Common Stock that were issuable upon exercise of such Fractal Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of MetaTools Common Stock, and (ii) the per share exercise price for the shares of MetaTools Common Stock issuable upon exercise of such assumed Fractal Stock Option will be equal to the quotient determined by dividing the exercise price per share of Fractal Common Stock at which such Fractal Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. After the Effective Time, MetaTools will issue to each holder of an outstanding

Fractal Stock Option a notice describing the foregoing assumption of such Fractal Stock Option by MetaTools.

          (b) It is intended that Fractal Stock Options assumed by MetaTools shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent Fractal Stock Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 5.10 shall be applied consistent with such intent.

          (c) MetaTools will reserve sufficient shares of MetaTools Common Stock for issuance under Section 5.10(a) and under Section 1.6(c) hereof.

          (d)  Employees and Employee Benefits; Location of Facilities.
               -------------------------------------------------------

               (i)   Employees and Employee Benefits. From and after the
                     -------------------------------
Effective Time, MetaTools shall grant all employees of Fractal and any subsidiaries of Fractal credit for all service (to the same extent as service with MetaTools or any subsidiary of MetaTools is taken into account with respect to similarly situated employees of MetaTools and the subsidiaries of MetaTools) with Fractal and any subsidiary of Fractal and their respective predecessors prior to the Effective Time for all purposes as if such service with Fractal or any subsidiary of Fractal was service with MetaTools or any subsidiary of MetaTools (provided, however, that no such past service credit shall be granted
           --------  -------
to the extent it would result in duplicative accrual of benefits for the same period of service), and, with respect to any medical or dental benefit plan, MetaTools shall waive any pre-existing condition exclusions and actively-at-work requirements (provided, however, that no such waiver shall apply to a pre-
              --------  -------
existing condition of any employee of Fractal or any subsidiary of Fractal who was, as of the Effective Time, excluded from participation in a plan by virtue of such pre-existing condition) and provide that any covered expenses incurred on or before the Effective Time by an employee or an employee's covered dependent shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Effective Time to the same extent as such expenses are taken into account for the benefit of similarly situate employees of MetaTools and subsidiaries of MetaTools. MetaTools shall provide or shall cause Fractal and each subsidiary of Fractal to provide benefits to any employee of Fractal and each subsidiary of Fractal which are not less favorable in the aggregate than the benefits provided to similarly situated employees of MetaTools and subsidiaries of MetaTools.

               (ii)  Location of Facilities. It is the current intention of the
                     ----------------------
parties that following the Closing, operations of Fractal and MetaTools shall remain in substantially the same geographic locations as such operations are located prior to the Closing.

               (iii) Fractal 401(k). The parties will agree as to the treatment
                     --------------
of the Fractal 401(k) as a result of the Merger. It is understood that any treatment of the Fractal 401(k) Plan will not preclude MetaTools' ability to account for the Merger as a pooling of interests and will not treat any participant in the Fractal 401(k) in a manner disproportionate to similarly situated employees of MetaTools.

     5.11 Form S-8.  MetaTools agrees to file a registration statement on Form
          --------
S-8 for the shares of MetaTools Common Stock issuable with respect to assumed Fractal Stock Options no later than the next business day after the Closing Date.

     5.12 Indemnification and Insurance.
          -----------------------------

          (a) From and after the Effective Time, MetaTools will fulfill and honor and will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Fractal pursuant to any indemnification agreements between Fractal and its directors and officers existing prior to the date hereof. From and after the Effective Time, such obligations shall be the joint and several obligations of MetaTools and the Surviving Corporation and, by executing this Agreement, MetaTools hereby assumes such obligations. The Articles of Incorporation and By-laws of the Surviving Corporation will contain the provisions with respect to indemnification set forth in the Articles of Incorporation and Bylaws of Fractal, which provisions will not be amended, repealed or otherwise modified from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of Fractal, unless such modification is required by law.

          (b) For a period of six years after the Effective Time, MetaTools will cause the Surviving Corporation to use its commercially reasonable efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by Fractal's directors' and officers' liability insurance policy on terms comparable to those applicable to the then current directors and officers of MetaTools; provided,
                                                                    --------
however, that in no event will MetaTools or the Surviving Corporation be
-------
required to expend in excess of 175% of the annual premium currently paid by Fractal for such coverage (or such coverage as is available for such 175% of the annual premium).

          (c) This Section 5.13 will survive any termination of this Agreement and the consummation of the Merger at the Effective Time, is intended to benefit Fractal, the Surviving Corporation and the Indemnified Parties, and will be binding on all successors and assigns of the Surviving Corporation.

     5.13 NMS Listing.  MetaTools agrees to authorize for listing on the Nasdaq
          -----------
National Market the shares of MetaTools Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

     5.14 MetaTools Affiliate Agreement.  Set forth on the MetaTools Schedules
          -----------------------------
is a list of those persons who may be deemed to be, in MetaTools' reasonable judgment, affiliates of MetaTools within the meaning of Rule 145 promulgated under the Securities Act (each a "METATOOLS AFFILIATE"). MetaTools will provide Fractal with such information and documents as Fractal reasonably requests for purposes of reviewing such list. MetaTools will use its reasonable best efforts to deliver or cause to be delivered to Fractal, as promptly as practicable on or following the date hereof, from each MetaTools Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit C-1, each of
                                                       -----------
which will be in full force and effect as of the Effective Time.

     5.15 Fractal Affiliate Agreement.  Set forth on the Fractal Schedules is a
          ---------------------------
list of those persons who may be deemed to be, in Fractal's reasonable judgment, affiliates of Fractal within the meaning of Rule 145 promulgated under the Securities Act (each a "FRACTAL AFFILIATE"). Fractal will provide MetaTools with such information and documents as MetaTools reasonably requests for purposes of reviewing such list. Fractal will use its reasonable best efforts to deliver or cause to be delivered to MetaTools, as promptly as practicable on or following the date hereof, from each Fractal Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit C-2 (the "FRACTAL
                                                       -----------
AFFILIATE AGREEMENT"), each of which will be in full force and effect as of the Effective Time. MetaTools will be entitled to place appropriate legends on the certificates evidencing any MetaTools Common Stock to be received by a Fractal Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the MetaTools Common Stock, consistent with the terms of the Fractal Affiliate Agreement.

     5.16 Regulatory Filings; Reasonable Efforts.  If required under applicable
          --------------------------------------
law, as soon as may be reasonably practicable, Fractal and MetaTools each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Fractal and MetaTools each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

     5.17 Board of Directors of the Combined Company.  The Board of Directors of
          ------------------------------------------
MetaTools will take all actions necessary to cause the Board of Directors of MetaTools, immediately after the Effective Time, to consist of nine (9) persons, three (3) of whom shall be Thomas Hedges, Mark Zimmer and one (1) additional person to be named by Fractal who shall be reasonably acceptable to MetaTools. If, prior to the Effective Time, Mr. Hedges or Mr. Zimmer shall decline or be unable to serve as a Fractal director, Fractal shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to MetaTools.

     5.18 Committees of Board of Directors of MetaTools.  The Board of Directors
          ---------------------------------------------
of MetaTools will take all actions necessary to cause the Audit Committee and the Compensation Committee of the Board of Directors of MetaTools to each consist only of independent directors. In addition, the Board of Directors of MetaTools will take all actions necessary to cause the Nominating Committee of the Board of Directors of MetaTools to consist of two (2) independent directors and the Chief Executive Officer of MetaTools.

     5.19 Increase in Authorized Shares.  Subject to the terms hereof, at the
          -----------------------------
MetaTools Stockholders' Meeting MetaTools shall propose and recommend that its Certificate of Incorporation be amended to increase the authorized number of shares of Common Stock thereunder to 75,000,000 shares, provided that MetaTools may propose and recommend an increase of such lesser number as in good faith it determines (provided that, subject to the terms hereof, such lesser number is not less than the number required to issue shares by virtue of the Merger and the other transactions contemplated hereby).

     5.20 MetaTools Name Change.  The Proxy Statement shall include a proposal
          ---------------------
to change the name of MetaTools (upon, and subject to consummation of, the Merger) to a name that is mutually agreeable to the parties hereto.

     5.21 Tax-Free Reorganization.  No party shall take any action either prior
          -----------------------
to or after the Effective Time that could reasonably be expected to cause the merger to fail to qualify as a "reorganization" under Section 368(a) of the Code.


                                  ARTICLE VI
                           CONDITIONS TO THE MERGER

     6.1  Conditions to Obligations of Each Party to Effect the Merger.  The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a)  Stockholder and Shareholder Approval. This Agreement shall have
               ------------------------------------
been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by the shareholders of Fractal; and an increase in the authorized number of shares of MetaTools Common Stock so as to permit the issuance of shares of MetaTools Common Stock by virtue of the Merger, as well as such issuance, shall have been duly approved by the requisite vote under applicable law and the rules of the National Association of Securities Dealers, Inc. by the stockholders of MetaTools.

          (b)  Registration Statement Effective; Proxy Statement. The SEC shall
               -------------------------------------------------
have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC.

          (c)  No Order; HSR Act. No Governmental Entity shall have enacted,
               -----------------
issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early.

          (d) Tax Opinions. MetaTools and Fractal shall each have received written opinions from their respective counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Venture Law Group, Professional Corporation, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code and such opinions shall not have been withdrawn; provided, however, that if the counsel to either MetaTools or Fractal does not
--------  -------
render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

          (e)  Nasdaq Listing.  The shares of MetaTools Common Stock issuable to
               --------------
shareholders of Fractal pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

          (f)  Opinion of Accountants.  Each of MetaTools and Fractal shall have
          ----------------------
received a letter from Coopers & Lybrand L.L.P. and Price Waterhouse LLP, respectively, dated within two (2) business days prior to the Effective Time, regarding that firm's concurrence with MetaTools' managements' and Fractal's managements' conclusions as to the appropriateness of pooling of interest accounting for the Merger under Accounting Principles Board Opinion No. 16, if the Merger is consummated in accordance with this Agreement.

     6.2  Additional Conditions to Obligations of Fractal.  The obligation of
          -----------------------------------------------
Fractal to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Fractal:

          (a)  Representations and Warranties. The representations and
               ------------------------------
warranties of MetaTools and Merger Sub contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement. In addition, the representations and warranties of MetaTools and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except in such cases (other than the representations in Sections 3.2, 3.3 and 3.22) where the failure to be so true and correct would not have a Material Adverse Effect on MetaTools. Fractal shall have received a certificate with respect to the foregoing signed on behalf of MetaTools by the Chief Executive Officer and the Chief Financial Officer of MetaTools;

          (b)  Agreements and Covenants.  MetaTools and Merger Sub shall have
               ------------------------
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Fractal shall have received a certificate to such effect signed on behalf of MetaTools by the Chief Executive Officer and the Chief Financial Officer of MetaTools; and

          (c)  Material Adverse Effect. No Material Adverse Effect with respect
               -----------------------
to MetaTools shall have occurred since the date of this Agreement.

     6.3  Additional Conditions to the Obligations of MetaTools and Merger Sub.
          --------------------------------------------------------------------
The obligations of MetaTools and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by MetaTools:

          (a)  Representations and Warranties. The representations and
               ------------------------------
warranties of Fractal contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement. In addition, the representations and warranties of Fractal contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except in such cases (other than the representations in Sections 2.2, 2.3 and 2.21) where the failure to be so true and correct would not have a Material Adverse Effect on Fractal. MetaTools shall have received a certificate with respect to the foregoing signed on behalf of Fractal by the Chief Executive Officer and the Chief Financial Officer of Fractal;

          (b)  Agreements and Covenants. Fractal shall have performed or
               ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the MetaTools shall have received a certificate to such effect signed on behalf of Fractal by the President and the Chief Financial Officer of Fractal; and

          (c)  Material Adverse Effect. No Material Adverse Effect with respect
               -----------------------
to Fractal shall have occurred since the date of this Agreement.

          (d)  No Dissenters. Holders of more than 4.9% of the outstanding
               -------------
shares of Fractal Common Stock shall not have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

          (e)  Noncompetition Agreements. Thomas Hedges and Mark Zimmer shall
               -------------------------
have entered into Noncompetition Agreements substantially in the form attached hereto as Exhibit D and such agreements shall be in full force and effect.


                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

     7.1  Termination.  This Agreement may be terminated at any time prior to
          -----------
the Effective Time of the Merger, whether before or after approval of the Merger by the shareholders of Fractal or the approval of the issuance of MetaTools Common Stock in connection with the Merger by the stockholders of MetaTools:

          (a) by mutual written consent duly authorized by the Boards of Directors of MetaTools and Fractal;

          (b) by either Fractal or MetaTools if the Merger shall not have been consummated by August 31, 1997 for any reason; provided, however, that the right
                                               --------  -------
to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

          (c) by either Fractal or MetaTools if a Governmental Entity shall have issued an order, decree or ruling or taken any other action (an "ORDER"), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

          (d) by either Fractal or MetaTools if the required approvals of the shareholders of Fractal or the stockholders of MetaTools contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of shareholders or stockholders, as the case may be, duly convened therefor or at any adjournment thereof (provided
                                                                       --------
that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party where the failure to obtain shareholder or stockholder approval of such party shall have been caused by the action or failure to act of such party in breach of this Agreement);

          (e) by MetaTools, if the Board of Directors of Fractal recommends a Fractal Superior Proposal to the shareholders of Fractal, or if the Board of Directors of Fractal shall have withheld, withdrawn or modified in a manner adverse to MetaTools its recommendation in favor of adoption and approval of this Agreement and approval of the Merger;

          (f) by Fractal, if the Board of Directors of MetaTools recommends a MetaTools Superior Proposal to the stockholders of MetaTools, or if the Board of Directors of MetaTools shall have withheld, withdrawn or modified in a manner adverse to Fractal its recommendation in favor of approving the issuance of the shares of MetaTools Common Stock by virtue of the Merger;

          (g) by Fractal, upon a breach of any representation, warranty, covenant or agreement on the part of MetaTools set forth in this Agreement, or if any representation or warranty of MetaTools shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such
                                                          --------
inaccuracy in MetaTools' representations and warranties or breach by MetaTools is curable by MetaTools through the exercise of its commercially reasonable efforts, then Fractal may not terminate this Agreement under this Section 7.1(i) provided MetaTools continues to exercise such commercially reasonable efforts to cure such breach; or

          (h) by MetaTools, upon a breach of any representation, warranty, covenant or agreement on the part of Fractal set forth in this Agreement, or if any representation or warranty of Fractal shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such
                                                     --------
inaccuracy in Fractal's representations and warranties or breach by Fractal is curable by Fractal through the exercise of its commercially reasonable efforts, then MetaTools may not terminate this Agreement under this Section 7.1(j) provided Fractal continues to exercise such commercially reasonable efforts to cure such breach.

     7.2  Notice of Termination; Effect of Termination.  Any termination of this
          --------------------------------------------
Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article 8 (miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement or the Stock Option Agreements, all of which obligations shall survive termination of this Agreement in accordance with their terms.

     7.3  Fees and Expenses.
          -----------------

          (a)  General.  Except as set forth in this Section 7.3, all fees and
               -------
expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that MetaTools and Fractal
                                  --------  -------
shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

          (b)  Fractal Payments.
               ----------------

               (i) If (x) the Board of Directors of Fractal shall have withheld, withdrawn or modified in a manner adverse to MetaTools its recommendation in favor of adoption and approval of this Agreement and approval of the Merger and at that time (A) there shall not have occurred a Material Adverse Effect on MetaTools and (B) the condition set forth in Section 6.1(d) hereof shall not be incapable of being satisfied (other than incapability as a result of a failure of the parties hereto and their respective affiliates to make reasonable representations for the purposes of the opinions described in
Section 6.1(d) hereof), or (y) the Board of Directors of Fractal recommends a Fractal Superior Proposal to the shareholders of Fractal, Fractal shall pay to MetaTools an amount equal to $4,000,000 within one business day following the earlier to occur of (A) termination of this Agreement pursuant to Section 7.1(e) hereof and (B) a Fractal Negative Vote (as defined below);

               (ii) If no payment shall be required pursuant to clause 7.3(b)(i) above, and if (x) the vote of the shareholders of Fractal approving and adopting this Agreement and approving the Merger shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of shareholders duly convened therefor or at any adjournment thereof (a "FRACTAL NEGATIVE VOTE") and (y) prior to such Fractal Negative Vote there shall have occurred an Acquisition Proposal with respect to Fractal which shall have been publicly disclosed and not withdrawn (a "FRACTAL COMPETING PROPOSAL") and (z) (i) within 12 months following such Fractal Negative Vote, Fractal shall enter into a definitive agreement with respect to an Acquisition Proposal with the party (or any affiliate of the party) that made the Fractal Competing Proposal or an Acquisition Proposal with such party (or any such affiliate) with respect to Fractal shall have been consummated or (ii) within 6 months following such Fractal Negative Vote, Fractal shall enter into a definitive agreement with respect to an Acquisition Proposal with any other party or an Acquisition Proposal with any other party with respect to Fractal shall have been consummated, then, provided that there shall have not occurred a Material Adverse Effect on MetaTools prior to the Fractal Negative Vote, Fractal shall pay to MetaTools an amount equal to $4,000,000 within one business day following demand therefor after the occurrence of the events set forth in (x) and (y) and either (z)(i) or (z)(ii) above; and

               (iii) If no payment shall be required pursuant to clauses 7.3(b)(i) or (ii) above and if there shall be a Fractal Negative Vote then Fractal shall pay to MetaTools an amount equal to $750,000 within one business day following demand therefor; provided there shall not have occurred a Material Adverse Effect on MetaTools prior to the Fractal Negative Vote.

          (c)  MetaTools Payments.
               ------------------

               (i) If (x) the Board of Directors of MetaTools shall have withheld, withdrawn or modified in a manner adverse to Fractal its recommendation in favor of approving the issuance of the shares of MetaTools Common Stock by virtue of the Merger and at that time (A) there shall not have occurred a Material Adverse Effect on Fractal and (B) the condition set forth in
Section 6.1(d) hereof shall not be incapable of being satisfied (other than incapability as a result of a failure of the parties hereto and their respective affiliates to make reasonable representations for the purposes of the opinions described in Section 6.1(d) hereof), or (y) the Board of Directors of MetaTools recommends a MetaTools Superior Proposal to the stockholders of MetaTools, MetaTools shall pay to Fractal an amount equal to $4,000,000 million within one business day following the earlier to occur of (A) termination of this Agreement pursuant to Section 7.1(f) hereof and (B) a MetaTools Negative Vote (as defined below);

               (ii) If no payment shall be required pursuant to clause 7.3(c)(i) above, and if (x) the vote of the stockholders of MetaTools in favor of an increase in the authorized number of shares of MetaTools Common Stock so as to permit the issuance of shares of MetaTools Common Stock by virtue of the Merger, as well as such issuance, shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof (a "METATOOLS NEGATIVE VOTE") and (y) prior to such MetaTools Negative Vote there shall have occurred an Acquisition Proposal with respect to MetaTools which shall have been publicly disclosed and not withdrawn (a "METATOOLS COMPETING PROPOSAL") and (z)
(i) within 12 months following such MetaTools Negative Vote MetaTools shall enter into a definitive agreement with respect to an Acquisition Proposal with the party (or any affiliate of the party) that made the MetaTools Competing Proposal or an Acquisition Proposal with such party (or any such affiliate) with respect to MetaTools shall have been consummated or (ii) within 6 months following such MetaTools Negative Vote, MetaTools shall enter into a definitive agreement with respect to an Acquisition Proposal with any other party or an Acquisition Proposal with any other party with respect to MetaTools shall have been consummated, then, provided that there shall not have occurred a Material Adverse Effect on Fractal prior to the MetaTools Negative Vote, MetaTools shall pay to Fractal an amount equal to $4,000,000 within one business day following demand therefor after the occurrence of the events set forth in (x) and (y) and either z(i) or (z)(ii) above; and

               (iii) If no payment shall be required pursuant to clauses 7.3(c)(i) or (ii) above and if there shall be a MetaTools Negative Vote then MetaTools shall pay to Fractal an amount equal to $750,000 within one business day following demand therefor; provided there shall not have occurred a Material Adverse Effect on Fractal prior to the MetaTools Negative Vote.

          (d) Payment of the fees described in Section 7.3(b) and (c) above shall not be in lieu of damages incurred in the event of breach of this Agreement.

     7.4  Amendment.  Subject to applicable law, this Agreement may be amended
          ---------
by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     7.5  Extension; Waiver.  At any time prior to the Effective Time any party
          -----------------
hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.


                                 ARTICLE VIII
                              GENERAL PROVISIONS

     8.1  Non-Survival of Representations and Warranties.  The representations
          ----------------------------------------------
and warranties of Fractal, MetaTools and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

     8.2  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

          (a)  if to MetaTools or Merger Sub, to:

               MetaTools, Inc.
               6303 Carpinteria Avenue
               Carpinteria, California  93013
               Attention: Chief Executive Officer
               Telephone No.: (805) 566-6700
               Telecopy No.:   (805) 566-6384

               with a copy to:

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, California 94304-1050
               Attention: Jeffrey D. Saper, Esq.
                          Marty Korman, Esq.
               Telephone No.:  (415) 493-9300
               Telecopy No.:    (415) 493-6811

          (b)  if to Fractal, to:

               Fractal Design Corporation
               335 Spreckels Drive
               Aptos, California  95003
               Attention:  President
               Telephone No.:  (408) 688-5300
               Telecopy No.:     (408) 430-0305

               with a copy to:

               Venture Law Group
               2800 Sand Hill Road
               Menlo Park, California 94025
               Attention:  James Brock, Esq.
               Telephone No.:  (415) 854-4488
               Telecopy No.:   (415) 233-8386

     8.3  Interpretation; Knowledge.
          -------------------------

          (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "THE BUSINESS OF" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

          (b) For purposes of this Agreement, the term "KNOWLEDGE" means, with respect to any matter in question, that any of the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or Controller of Fractal or MetaTools, as the case may be, have actual knowledge of such matter.

     8.4  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     8.5  Entire Agreement; Third Party Beneficiaries.  This Agreement and the
          -------------------------------------------
documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including Fractal Schedules and the MetaTools Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except with respect to the matters set forth in Section 5.12.

     8.6  Severability.  In the event that any provision of this Agreement or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     8.7  Other Remedies; Specific Performance.  Except as otherwise provided
          ------------------------------------
herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.8  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; provided that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the Northern District of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, other than issues involving the corporate governance of any of the parties hereto, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     8.9  Rules of Construction.  The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     8.10 Assignment.  No party may assign either this Agreement or any of its
          ----------
rights, interests, or obligations hereunder without the prior written approval of the of the parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     8.11 WAIVER OF JURY TRIAL.  EACH OF METATOOLS, FRACTAL AND MERGER SUB
          --------------------
HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF METATOOLS, FRACTAL OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

                                     *****

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.


                              METATOOLS, INC.


                              By:___________________________________________
                                 Name:
                                 Title:



                              ROOK ACQUISITION CORP.


                              By:___________________________________________
                                 Name:
                                 Title:



                              FRACTAL DESIGN CORPORATION


                              By:___________________________________________
                                 Name:
                                 Title:




                       **** REORGANIZATION AGREEMENT ****